EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2020 AND REVISES UPWARD FULL YEAR 2020 GUIDANCE

- **Establishes key collaborations with industry, U.S. government, and health care providers to help advance COVID-19 vaccine and therapeutic solutions**
- **Current quarter and year-to-date performance reflect strength of core medical countermeasure business and increased impact of CDMO business**

GAITHERSBURG, Md., July 30, 2020—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the three and six months ended June 30, 2020 and revised upward full year 2020 guidance.

"While we mobilize to meet the threat presented by COVID-19, we are also successfully delivering on our long-term strategy," said Robert G. Kramer Sr., president and chief executive officer of Emergent BioSolutions. "Our decades of experience in addressing public health threats have prepared us to do both these things well, ensuring that we are staying true to our mission to protect and enhance life."

FINANCIAL HIGHLIGHTS (unaudited)

(in millions)	Q2 2020	Q2 2019	$ Change	% Change
Total Revenues	$394.7	$243.2	$151.5	62.3%
Net Income (Loss)	$92.7	$(9.5)	$102.2	*
Adjusted Net Income *(1)*	$105.7	$10.2	$95.5	*
Adjusted EBITDA *(1)*	$156.1	$29.4	$126.7	431.0%

(in millions)	YTD 2020	YTD 2019	$ Change	% Change
Total Revenues	$587.2	$433.9	$153.3	35.3%
Net Income (Loss)	$80.2	$(35.6)	$115.8	325.3%
Adjusted Net Income Income *(1)*	$106.0	$4.8	$101.2	*
Adjusted EBITDA *(1)*	$171.4	$37.6	$133.8	355.9%
* % change is greater than 500%				

Q2 2020 AND OTHER RECENT BUSINESS ACCOMPLISHMENTS

- Awarded landmark public-private contract development and manufacturing (CDMO) partnership task order by the U.S. Department of Health and Human Services (HHS) under Operation Warp Speed valued at approximately $628 million for production of leading pharmaceutical and biotechnology innovators' COVID-19 vaccine candidates through 2021 and viral drug product capacity expansion at the Company's Rockville, Maryland facility

- Signed five-year large-scale drug substance manufacturing agreement for Johnson & Johnson's lead COVID-19 vaccine candidate beginning in 2021, valued at approximately $480 million for the first two years; follows initial agreement, valued at approximately $135 million, to provide CDMO services and secure large-scale manufacturing capacity

- Signed three-year large-scale drug substance manufacturing agreement for AstraZeneca's COVID-19 vaccine candidate, valued at approximately $174 million through 2021; follows initial agreement, valued at

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approximately $87 million, to provide CDMO services and secure large-scale manufacturing capacity

- Awarded $34.6 million by the U.S. Department of Defense Joint Program Executive Office and formed collaboration with Mount Sinai Health System and ImmunoTek Bio Centers to advance the Company's COVID-Human Immune Globulin (COVID-HIG) therapeutic candidate for potential post-exposure prophylaxis in populations at high risk of COVID-19

- Announced contract option valued at $258 million exercised by HHS to continue to procure AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) for delivery into the U.S. Strategic National Stockpile (SNS) over 12 months

- Announced contract option valued at $176 million exercised by HHS to continue to procure ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) for delivery into the SNS over 12 months

- Executed contract option valued at $54 million exercised by HHS to continue to procure VIGIV [Vaccinia Immune Globulin Intravenous (Human)] for delivery into the SNS over 12 months

- Announced a $75 million CDMO investment in the Company's Canton, Massachusetts facility and drug substance expansion into viral vector and gene therapy, expected to be available in Q2 2023

2020 FINANCIAL PERFORMANCE (unaudited)

(I) Quarter Ended June 30, 2020 (Q2)

Revenues

Total Revenues

For Q2 2020, total revenues were $394.7 million, an increase of $151.5 million over 2019. Total revenues reflect an increase in product sales and contract development and manufacturing services revenues partially offset by a decrease in contracts and grants revenues.

Product Sales

For Q2 2020, product sales were $298.5 million, an increase of $115.0 million or 63% as compared to 2019. The change primarily reflects increased sales of anthrax vaccines and ACAM2000 offset by a decrease in Other, specifically sales of raxibacumab and travel health vaccines.

	Three Months Ended June 30,		
(in millions)	2020	2019	% Change
Product Sales			
NARCAN Nasal Spray	$72.8	$73.0	—%
ACAM2000	$70.0	$6.5	NM
Anthrax vaccines	$132.3	$28.0	NM
Other	$23.4	$76.0	(69)%
Total Product Sales	$298.5	$183.5	63%

Contract Development and Manufacturing Services (CDMO)

For Q2 2020, revenue from the Company's contract development and manufacturing operations was $72.6 million, an increase of $53.9 million as compared to 2019. The increase is largely due to the contribution of recently announced arrangements across development services, drug substance, and drug product with industry and government, most notably the Company's landmark public-private CDMO partnership with BARDA in support of the U.S. government's Operation Warp Speed Program.

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Contracts and Grants

For Q2 2020, revenue from the Company's development-based contracts and grants was $23.6 million, a decrease of $17.4 million as compared to 2019. The decrease primarily reflects the completion of development activities associated with the AV7909 product candidate in 2019, partially offset by recent new development awards related to the COVID-HIG product candidate during the current quarter.

Operating Expenses

Cost of Product Sales and Contract Development and Manufacturing Services

For Q2 2020, cost of product sales and contract development and manufacturing services was $129.8 million, an increase of $29.0 million or 29% as compared to 2019. The increase is primarily due to the increase in volume of product sales and CDMO services and an increase in share-based compensation expense due to a special broad-based, immediately vested equity award to employees.

Research and Development (Gross and Net)

For Q2 2020, gross R&D expenses were $47.9 million, a decrease of $16.0 million or 25% as compared to 2019. The decrease primarily reflects a decline in costs associated with the Company's AV7909 product candidate and FLU-IGIV product candidate partially offset by an increase in costs associated with the Company's chikungunya product candidate. During 2019, the Company completed its development activities for AV7909.

For Q2 2020, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue, was $24.3 million, a decrease of $1.4 million or 6% as compared to 2019. The decrease is attributable to a decline in costs associated with the Company's FLU-IGIV product candidate partially offset by an increase in costs associated with the Company's chikungunya product candidate. The Q2 2020 and Q2 2019 net R&D expense was 7% and 11%, respectively, of adjusted revenue (total revenue less contracts & grants).

	Three Months Ended June 30,		
(in millions)	2020	2019	% Change
Research and Development Expenses	$47.9	$63.9	(25)%
Adjustments:			
Less Contracts and Grants Revenue	$23.6	$41.0	(42)%
Net Research and Development Expenses	$24.3	$22.9	6%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$371.1	$202.2	84%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	7%	11%	NA

Selling, General and Administrative

For Q2 2020, selling, general and administrative expenses were $76.0 million, an increase of $5.2 million or 7% as compared to 2019. The increase primarily reflects an increase in share-based compensation due to a special broad-based, immediately vested equity award to employees as well as staffing costs to support the Company's growth.

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Amortization of Intangible Assets For Q2 2020, amortization of intangible assets was $15.0 million, which was consistent with amortization of intangible assets of $14.7 million in Q2 2019. Income Taxes For Q2 2020, the income tax provision in the amount of $28.0 million increased due to the Company being in a net income position as compared to a net loss position during Q2 2019. Net Income (Loss) & Adjusted Net Income For Q2 2020, the Company recorded net income of $92.7 million, or $1.73 per diluted share, versus a net loss of $9.5 million, or $(0.18) per diluted share, in 2019. For Q2 2020, the Company recorded adjusted net income of $105.7 million, or $1.98 per diluted share, versus an adjusted net income of $10.2 million, or $0.20 per diluted share, in 2019. (1) Adjusted EBITDA For Q2 2020, the Company recorded adjusted EBITDA of $156.1 million versus $29.4 million in 2019. (1) (II) Six months ended June 30, 2020 (unaudited) Revenues Total Revenues For the six months ended June 30, 2020, total revenues were $587.2 million, an increase of 35% over 2019. Total revenues reflect an increase in product sales and contract development and manufacturing services offset by a decline in contracts and grants. Product Sales For the six months ended June 30, 2020, product sales were $446.7 million, an increase of $110.2 million or 33% as compared to 2019. The increase primarily reflects sales of anthrax vaccines, offset by decreased sales of raxibacumab and travel health vaccines reflected in Other below. Six Months Ended June 30, (in millions) 2020 2019 % Change Product Sales NARCAN Nasal Spray $145.0 $138.5 5% ACAM2000 $70.0 $52.0 35% Anthrax vaccines $184.2 $39.6 NM Other $47.5 $106.4 (55)% Total Product Sales $446.7 $336.5 33% 4 of 15

Contract Development and Manufacturing Services (CDMO) For the six months ended June 30, 2020, revenue from the Company’s contract development and manufacturing services operations was $94.3 million, an increase of $59.7 million or 173% as compared to 2019. The increase is largely due to the contribution of recently announced arrangements across development services, drug substance and drug product with industry and government, specifically our landmark public-private CDMO partnership with BARDA in support of the U.S. government's Operation Warp Speed Program. Contracts and Grants For the six months ended June 30, 2020, revenue from the Company’s development-based contracts and grants was $46.2 million, a decrease of $16.6 million or 26% as compared to 2019. The decrease primarily reflects the completion of development activities associated with the AV7909 product candidate in 2019, offset by recent new development awards related to the Company's COVID-HIG product candidate. Operating Expenses Cost of Product Sales and Contract Development and Manufacturing Services For the six months ended June 30, 2020, cost of product sales and contract development and manufacturing services was $206.7 million, an increase of $14.0 million or 7% as compared to 2019. The increase is primarily due to the increase in volume of product sales and CDMO services and an increase in share-based compensation expense due to a special broad-based, immediately vested equity award to employees. Research and Development (Gross and Net) For the six months ended June 30, 2020, gross R&D expenses were $90.6 million, a decrease of $19.4 million compared to 2019. The decrease primarily reflects a decline in costs associated with the Company's AV7909 product candidate and FLU-IGIV product candidate as the Company was incurring costs associated with phase 2 clinical trials for FLU-IGIV partially offset by an increase in costs associated with the Company's chikungunya product candidate. For the six months ended June 30, 2020, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue, was $44.4 million, a decrease of $2.8 million or 6% as compared to 2019. The decrease primarily reflects a decline in costs associated with the FLU-IGIV product candidate as the Company was incurring costs associated with phase 2 clinical trials in 2019 partially offset by an increase in costs associated with the Company's chikungunya product candidate. The 2020 and 2019 net R&D expense was 8% and 13%, respectively, of adjusted revenue (total revenue less contracts & grants). Six Months Ended June 30, (in millions) 2020 2019 % Change Research and Development Expenses $90.6 $110.0 -18% Adjustments: Less Contracts and Grants Revenue $46.2 $62.8 (26)% Net Research and Development Expenses $44.4 $47.2 (6)% Adjusted Revenue (Total Revenue less Contracts and Grants Revenue) $541.0 $371.1 46% Net R&D as % of Adjusted Revenue (Net R&D Margin) 8% 13% NA 5 of 15

Selling, General and Administrative For the six months ended June 30, 2020, selling, general and administrative expenses were $145.7 million, an increase of $9.3 million or 7% as compared to 2019. The increase primarily reflects an increase in share-based compensation due to a special broad-based, immediately vested equity award to employees as well as staffing costs to support the Company's growth. Amortization of Intangible Assets For the six months ended June 30, 2020, amortization of intangible assets of $29.8 million was consistent with $29.2 million in 2019. Income Taxes For the six months ended June 30, 2020, the income tax provision of $19.2 million increased due to the Company being in a net income position as compared to a net loss position during the six months ended June 30, 2019. Net Income (Loss) & Adjusted Net Income For the six months ended June 30, 2020, the Company recorded net income of $80.2 million, or $1.51 per diluted share, versus a net loss of $35.6 million, or $(0.69) per diluted share, in 2019. For the six months ended June 30, 2020, the Company recorded adjusted net income of $106.0 million, or $1.99 per diluted share, versus adjusted net income of $4.8 million, or $0.09 per diluted share, in 2019. (1) Adjusted EBITDA For the six months ended June 30, 2020, the Company recorded adjusted EBITDA of $171.4 million versus $37.6 million in 2019. (1) 2020 FINANCIAL FORECAST Based upon the Company's financial performance year to date as well as expectations for the remainder of the year, the Company has revised its full year 2020 financial forecast reflected by the following financial metrics and accompanying operational considerations: Financial Metrics REVISED 2020 FORECAST previous 2020 forecast (in millions) (As of 7/30/2020) (As of 4/30/2020) Total Revenues $1,500 - $1,600 $1,175 -- $1,275 NARCAN Nasal Spray $285 - $315 $285 - $315 Anthrax vaccines $320 - $350 $270 - $300 ACAM2000 $180 - $200 $180 - $200 Contract development and $440 - $460 $125 - $145 manufacturing services Adjusted Net Income (1) $340 - $390 $160 -- $210 Adjusted EBITDA (1) $535 - $600 $300 -- $360 Operational Considerations • Year over year improvement in gross margin of 400 - 600 basis points (previous range 200 - 400 basis points) driven by improved product mix and increased contribution from our CDMO business; • The delay into 2021 of the launch of the Phase 3 clinical study for CHIKV-VLP, the Company's chikungunya virus virus-like particle vaccine, due to the timing of certain operational factors; 6 of 15

• The deferral into 2021 of a follow-on procurement contract with the U.S. government for raxibacumab, the Company's Food and Drug Administration-approved anthrax monoclonal antibody therapeutic, due to the impact of the prioritization of Operation Warp Speed on the Company's technology transfer activities for the product; • Continued challenges through the end of 2020 in the Company's travel health business and revenues associated with Vaxchora®(Cholera Vaccine, Live, Oral) and Vivotif®(Typhoid Vaccine Live Oral Ty21a) • No generic competition in 2020 for NARCAN®(naloxone HCl) Nasal Spray. Emergent has assessed the risks to its business associated with the COVID-19 pandemic and has adopted measures to mitigate those risks as they are understood today and accordingly is providing this outlook for 2020. Despite the lack of expected material disruption to the company’s business, the management team continues to assess the business and operational implications associated with the pandemic and market conditions on its employees, patients and customers. The outlook for 2020 does not include estimates for potential new corporate development or other M&A transactions. Q3 2020 REVENUE FORECAST For Q3 2020, the Company forecast for total revenues is $420 million - $450 million. FOOTNOTES (1) See "Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted EBITDA" for a definition of terms and the reconciliation tables. CONFERENCE CALL, PRESENTATION SUPPLEMENT, AND WEBCAST INFORMATION Company management will host a conference call at 5:00 pm (Eastern Time) today, July 30, 2020, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following: Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 7380905 Live Webcast Information: Visit https://edge.media-server.com/mmc/p/bkkqx6kk for the live webcast feed. A replay of the call can be accessed at www.emergentbiosolutions.com under “Investors.” ABOUT EMERGENT BIOSOLUTIONS INC. Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through our specialty products and contract development and manufacturing services, we are dedicated to providing solutions that address public health threats. Through social responsibility, we aim to build healthier and safer communities. We aspire to deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information visit www.emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent. SAFE HARBOR STATEMENT This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; statements regarding the success of our measures to mitigate the impact on our business and 7 of 15 operations of the novel strain of coronavirus (SARS-CoV-2) causing COVID-19 disease; total contract value; annual improvement in gross margin driven by improved product and services mix and sales of certain key components of the product portfolio at specified levels; the lack of generic competition for NARCAN®(naloxone HCl) Nasal Spray for the remainder of 2020; our ability to develop safe and effective treatments for COVID-19 and obtain FDA approval or authorization for emergency or broader patient use of such treatments; the entry into a follow-on procurement contract for raxibacumab in 2021; the launch of the Phase 3 clinical study for CHIKV-VLP; the impact on our revenues from declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the impact of global economic conditions and public health crises and epidemics, such as the impact from the global pandemic that arose from the novel strain of coronavirus (SARS-CoV-2) causing COVID-19 disease, on the markets, our operations, and employees as well as those of our customers and suppliers; availability of U.S. government funding for procurement for our products; our ability to perform under our contracts with the U.S. government, including the timing of and specifications relating to deliveries; the continued exercise of discretion by BARDA to procure additional doses of AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) prior to approval by the FDA; our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to secure follow-on procurement contracts for our solutions to public health threats that are under procurement contracts that have expired or will be expiring; our ability to successfully appeal the recent patent litigation decision related to NARCAN®(naloxone hydrochloride) Nasal Spray 4mg/spray; our ability and the ability of our collaborators to enforce patents related to NARCAN Nasal Spray against potential generic entrants; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; our ability to comply with the operating and financial covenants required by our senior secured credit facilities; our ability to obtain and maintain regulatory approvals for our product candidates and the timing of any such approvals; the safety and effectiveness of the current COVID-19 product candidates we are working on; the procurement of products by U.S. government entities under regulatory exemptions prior to approval by the FDA and corresponding procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward- looking statements. Investor Contact Media Contact Robert Burrows Miko B. Neri Vice President, Investor Relations Senior Director, Global Communications & Public Affairs (o) 240/631-3280; (m) 240/413-1917 (o) 240/631-3392 burrowsr@ebsi.com nerim@ebsi.com 8 of 15

Emergent BioSolutions Inc. Consolidated Statements of Operations (unaudited, in millions, except per share data) June 30, 2020 December 31, 2019 ASSETS Current assets: Cash and cash equivalents $ 268.8 $ 167.8 Restricted cash 0.2 0.2 Accounts receivable, net 258.6 270.7 Inventories 236.2 222.5 Prepaid expenses and other current assets 32.1 25.0 Total current assets 795.9 686.2 Property, plant and equipment, net 580.1 542.3 Intangible assets, net 693.2 712.9 In-process research and development 29.0 29.0 Goodwill 266.3 266.6 Other assets 101.6 90.3 Total assets $ 2,466.1 $ 2,327.3 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 84.8 $ 94.8 Accrued expenses 33.8 39.5 Accrued compensation 59.0 62.4 Debt, current portion 29.1 12.9 Contract liabilities, current portion 32.7 3.3 Contingent consideration, current portion 22.3 3.2 Other current liabilities 32.0 0.2 Total current liabilities 293.7 216.3 Contingent consideration, net of current portion 6.9 26.0 Debt, net of current portion 758.1 798.4 Deferred tax liability 63.9 63.9 Contract liabilities, net of current portion 85.3 85.6 Other liabilities 59.4 48.6 Total liabilities $ 1,267.3 $ 1,238.8 Stockholders' equity: Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding — — Common stock, $0.001 par value; 200.0 shares authorized, 54.1 and 53.0 shares issued; 52.9 and 51.7 shares outstanding, respectively 0.1 0.1 Treasury stock, at cost, 1.2 common shares (39.6) (39.6) Additional paid-in capital 758.5 716.1 Accumulated other comprehensive loss, net (22.2) (9.9) Retained earnings 502.0 421.8 Total stockholders' equity 1,198.8 1,088.5 Total liabilities and stockholders' equity $ 2,466.1 $ 2,327.3 9 of 15

Emergent BioSolutions Inc. Consolidated Statements of Operations (unaudited, in millions, except per share data) Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 Revenues: Product sales, net $ 298.5 183.5 446.7 336.5 Contract development and manufacturing services 72.6 18.7 94.3 34.6 Contracts and grants 23.6 41.0 46.2 62.8 Total revenues 394.7 243.2 587.2 433.9 Operating expenses: Cost of product sales and contract development and manufacturing services 129.8 100.8 206.7 192.7 Research and development 47.9 63.9 90.6 110.0 Selling, general and administrative 76.0 70.8 145.7 136.4 Amortization of intangible assets 15.0 14.7 29.8 29.2 Total operating expenses 268.7 250.2 472.8 468.3 Income (loss) from operations 126.0 (7.0) 114.4 (34.4) Other income (expense): Interest expense (6.4) (9.5) (15.0) (19.0) Other, net 1.1 1.4 0.0 0.4 Total other income (expense), net (5.3) (8.1) (15.0) (18.6) Income (loss) before provision for income taxes 120.7 (15.1) 99.4 (53.0) Income tax provision (benefit) 28.0 (5.6) 19.2 (17.4) Net income (loss) $ 92.7 (9.5) 80.2 (35.6) Net income (loss) per common share Basic $ 1.76 (0.18) 1.53 (0.69) Diluted $ 1.73 (0.18) 1.51 (0.69) Shares used in computing income (loss) per share Basic 52.6 51.5 52.3 51.3 Diluted 53.5 51.5 53.2 51.3 10 of 15

Emergent BioSolutions Inc. Condensed Consolidated Statements of Cash Flows (unaudited, in millions) Six Months Ended June 30, June 30, 2020 June 30, 2019 Cash flows provided by operating activities: Net income (loss) $ 80.2 $ (35.6) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Stock-based compensation expense 31.0 14.9 Depreciation and amortization 56.8 55.1 Amortization of deferred financing costs 1.5 1.5 Deferred income taxes (3.7) (1.3) Change in fair value of contingent consideration, net 1.1 5.5 Other 1.1 2.9 Changes in operating assets and liabilities: Accounts receivable 12.1 44.6 Inventories (13.7) (26.1) Prepaid expenses and other assets (16.9) (44.9) Accounts payable (14.5) 42.6 Accrued expenses 25.0 6.9 Accrued compensation (3.4) (13.5) Contract liabilities 29.1 16.4 Net cash provided by operating activities: 185.7 69.0 C ash flows used in investing activities: Purchases of property, plant and equipment and other (59.3) (35.5) Milestone payment from prior asset acquisition (10.0) (10.0) Net cash used in investing activities: (69.3) (45.5) C ash flows (used in) provided by financing activities: Proceeds from revolving credit facility — 130.0 Principal payments on revolving credit facility (20.0) (80.0) Principal payments on term loan facility (5.6) (5.6) Proceeds from exercise of stock options 23.1 4.6 Taxes paid for share-based compensation activity (11.7) (6.3) Contingent consideration payments (1.1) (1.0) Net cash (used in) provided by financing activities: (15.3) 41.7 Effect of exchange rate changes on cash, cash equivalents and restricted cash (0.1) — Net increase in cash, cash equivalents and restricted cash 101.0 65.2 Cash, cash equivalents and restricted cash at beginning of period 168.0 112.4 Cash, cash equivalents and restricted cash at end of period $ 269.0 $ 177.6 11 of 15

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED EBITDA (unaudited) This press release contains two financial measures (Adjusted Net Income and Adjusted EBITDA (Earnings Before Depreciation and Amortization, Interest and Taxes)) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted net income (loss) adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. All adjustments are tax effected utilizing the federal statutory tax rate for the US, except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. Adjusted net income (loss) margin is defined as adjusted net income (loss) divided by total revenues. Adjusted EBITDA reflects net income (loss) excluding the impact of depreciation, amortization, interest expense and provision (benefit) for (from) income taxes, excluding specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenues. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliation of Net Income (Loss) to Adjusted Net Income (Unaudited) Three Months Ended June 30, (in millions, except per share value) 2020 2019 Source Net income (loss) $92.7 ($9.5) Adjustments: + Acquisition-related costs (transaction & integration) — 3.5 SG&A SG&A, Other + Non-cash amortization charges 15.8 15.4 Income + Changes in fair value of contingent consideration 0.5 3.9 SG&A + Impact of purchase accounting on inventory step-up — 1.1 COGS Tax effect (3.3) (4.2) Total adjustments: 13.0 19.7 Adjusted net income $105.7 $10.2 Adjusted net income per diluted share $1.98 $0.20 12 of 15

Six Months Ended June 30, (in millions, except per share value) 2020 2019 Source Net income (loss) $80.2 ($35.6) Adjustments: + Acquisition-related costs (transaction & integration) — 7.4 SG&A + Non-cash amortization charges 31.3 30.7 SG&A, Other Income + Changes in fair value of contingent consideration 1.1 5.5 COGS + Impact of purchase accounting on inventory step-up — 6.1 COGS Tax effect (6.6) (9.3) Total adjustments: 25.8 40.4 Adjusted net income $106.0 $4.8 Adjusted net income per diluted share $1.99 $0.09 REVISED 2020 Full Year Forecast (in millions) 2020F Source Net income $290 - $340 Adjustments: Intangible Asset + Non-cash amortization charges 62 Amortization, Other Income + Change in fair value of contingent consideration 2 COGS Tax effect (14) Total adjustments: 50 Adjusted net income $340 - $390 13 of 15

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited) Three Months Ended June 30, (in millions) 2020 2019 Net income (loss) $92.7 ($9.5) Adjustments: + Depreciation & amortization 28.6 27.2 + Provision (benefit) for (from) income taxes 28.0 (5.6) + Total interest expense, net* 6.3 8.8 + Changes in fair value of contingent consideration 0.5 3.9 + Acquisition-related costs (transaction & integration) — 3.5 + Impact of purchase accounting on inventory step-up — 1.1 Total adjustments 63.4 38.9 Adjusted EBITDA $156.1 $29.4 * Includes interest income of $0.1 million in 2020 and $0.6 million in 2019 Six Months Ended June 30, (in millions) 2020 2019 Net income (loss) $80.2 ($35.6) Adjustments: + Depreciation & amortization 56.8 53.8 + Provision (benefit) for (from) income taxes 19.2 (17.4) + Total interest expense, net* 14.1 17.8 + Changes in fair value of contingent consideration 1.1 5.5 + Acquisition-related costs (transaction & integration) — 7.4 + Impact of purchase accounting on inventory step-up — 6.1 Total additional adjustments 91.2 73.2 Adjusted EBITDA $171.4 $37.6 * Includes interest income of $0.9 million in 2020 and $1.2 million in 2019 14 of 15

REVISED 2020 Full Year Forecast (in millions) 2020F Net income $290 - $340 Adjustments: + Depreciation & amortization 115 + Provision for income taxes 98 to 113 + Total interest expense 30 + Change in fair value of contingent consideration 2 Total additional adjustments 245 to 260 Adjusted EBITDA $535 - $600 15 of 15